UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2019
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 W. Fort Street, Suite 1800 Detroit, Michigan (Address of Principal Executive Offices)	48226 (Zip Code)
Registrant's telephone number, including area code:  (800) 867-9757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHFC	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Chemical Financial Corporation ("Chemical") held a special meeting of its shareholders on Friday, June 7, 2019, in Troy, Michigan related to Chemical's proposed merger with TCF Financial Corporation ("TCF"). At the special meeting, Chemical's shareholders voted on four proposals, as described in the joint proxy statement and prospectus of Chemical and TCF dated May 2, 2019, and cast their votes as described below:

Proposal 1- Approval of the Merger Agreement
Chemical's shareholders approved the Agreement and Plan of Merger, dated January 27, 2019, by and between Chemical and TCF (the "merger agreement"), under which TCF will merge with an into Chemical, with Chemical continuing as the surviving entity. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes

54,778,223	814,081	331,798	—

Proposal 2 - Approval of the Amendment to Chemical's Articles of Incorporation
Chemical's shareholders approved an amendment to Chemical's Articles of Incorporation to increase the number of authorized shares of Chemical common stock from 135 million to 220 million and to change the name of Chemical to "TCF Financial Corporation," effective only upon consummation of the merger. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes

54,149,002	1,428,574	346,526	—
Proposal 3 - Compensation Proposal
Chemical's shareholders approved, on a non-binding, advisory basis, the compensation that may be paid or become payable to Chemical's named executive officers that is based on or otherwise relates to the merger. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes

37,290,719	18,196,241	437,142	—
Proposal 4 - Adjournment Proposal
Chemical's shareholders approved a proposal to adjourn the Chemical special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of Proposal 1, the Chemical merger proposal, or Proposal 2, the Chemical articles amendment proposal. Although Proposal 4 was approved, the adjournment of the special meeting was not necessary because Chemical's shareholders approved Proposals 1 and 2. The following is a tabulation of the voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes

51,812,504	3,686,401	425,197	—

Item 8.01	Other Events.
On June 7, 2019, Chemical and TCF issued a joint press release announcing that each company's shareholders approved the merger agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Number	Exhibit
99.1	Joint Press Release dated June 7, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 7, 2019	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Dennis L. Klaeser
Dennis L. Klaeser Executive Vice President and Chief Financial Officer